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                                                                    EXHIBIT 99.1

                                                      FILED PURSUANT TO RULE 425
                                                      EXCHANGE ACT NO. 000-13660

                                                           Dennis S. Hudson, III
                                           President and Chief Executive Officer
                                         Seacoast Banking Corporation of Florida
                                                                  (772) 288-6085

                                                                 William R. Hahl
                                                       Executive Vice President/
                                                         Chief Financial Officer
                                                                  (772) 221-2825

For Release: 7:00 P.M.
             November 30, 2004

                   SEACOAST AND CENTURY NATIONAL BANK TO MERGE

STUART, FL., November 30, 2004 - Seacoast Banking Corporation of Florida (NASDAQ-NMS: SBCF) and Century National Bank announced the signing of a definitive merger agreement. Century will add approximately $288 million in assets, $95 million in loans and $264 million in deposits, as well as three new locations in the Orlando area to Seacoast's fast growing Florida East Coast franchise. Century has offices in downtown Orlando, Maitland and Longwood, Florida, which are among Florida's fastest growing cities.

Century's community bank model focuses on developing deep relationships with small and medium-sized businesses and professional firms in the Orlando metro area, resulting in outstanding asset quality and a low-cost mix of deposits. Combining with Seacoast will allow a continuation of this strategy and provide the existing management team, led by Michael W. Sheffey, as Orlando Regional President, with greater resources to develop existing and new relationships in this market.

"Seacoast, known in its markets as `the SuperCommunity Bank', has for over 75 years successfully executed a relationship approach to building its business in existing and new

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markets", said Michael W. Sheffey, President of Century. "The result has been strong market presence, strong asset quality and deposit growth focused on core relationships, all characteristics consistent with our approach at Century. Combining builds a company with a capital base and a critical mass that will allow us to continue our success in the Orlando metropolitan statistical area ("MSA")."

Dennis S. Hudson, III, President and Chief Executive Officer of Seacoast, said "Over the past few years we have expanded south into the Palm Beach market and more recently north into the Brevard County/Melbourne area. This expansion has provided us with greater opportunities to profitably increase our loan portfolio and low-cost deposits which has in turn contributed to gains in our net interest margin. Our current markets have strong demographics and growth, and we have been very selective in our approach to acquisitions, while building value and growing internally. Entering the fast-growing Orlando area with Mike Sheffey and his team is a logical extension of our growth plans. Furthermore, Orlando is one of only a few markets where demographics and growth are as good as the markets we currently serve. The Orlando MSA also provides us with an opportunity to further expand our commercial business that complements our already strong retail and commercial base along Florida's East Coast."

The Orlando MSA which has $25 billion in deposits, is a business center of Florida that is projected to have the fastest job growth of any MSA in the United States. This market offers commercial lending opportunities that complement and diversify Seacoast's current businesses.

Century's balance sheet has a deposit base that includes 27% non-interest bearing accounts and core deposits representing 95% of total deposits. Century's loan-to-deposit ratio of 30% offers a clear avenue to increased revenue, particularly in a market where three large multi-state banks currently have 60% of the deposit market. "Seacoast has tested and proved its SuperCommunity Bank model through consistent increases in our market share in: Martin, St. Lucie, Indian River and Palm Beach Counties, where we currently operate and compete with these megabanks. Our de novo branching strategy in Palm Beach County demonstrates our success in entering and serving new markets. We believe that, through our acquisition of Century, we can duplicate

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these successes in Orlando and serve small and medium-sized businesses better than the large banks," said Mr. Hudson.

Mr. Hudson continued: "Century shares our SuperCommunity Bank philosophy that brings a sound $1.7 billion institution staffed by highly skilled professionals offering what we refer to as the third alternative in banking - a unique combination of the sophisticated products and services offered by large banks, enhanced by the personal relationships and high quality customer service of a community bank. It is what we believe people want: local bankers with decision-making capabilities who are knowledgeable about the markets they serve and responsive to the requests and needs of the customer."

The merger agreement provides a purchase price of approximately $46.2 million. Century's shareholders will be able to elect to receive Seacoast common stock, cash, or a combination of stock and cash in exchange for their Century shares, subject to proration between available Seacoast shares and cash. Seacoast expects to pay up to $15.7 million in cash and to issue up to approximately 1.5 million shares of Seacoast common stock to Century's shareholders. Shareholders will not recognize any gain or loss for federal income tax purposes on the shares of Century common stock exchanged for Seacoast common stock.

Seacoast expects that the transaction, which is expected to close early in the second quarter of 2005, will be slightly accretive to earnings per share in 2005, without taking into account revenue or expense synergies. "We will seek to redeploy Century's balance sheet from its current securities' holdings into more profitable loans. This increased lending in a vibrant market is expected to enhance our long-term earnings per share growth rate," said Mr. Hudson.

Seacoast was advised by Burke Capital Group L.L.C. and Alston & Bird LLP. Century was advised by Keefe Bruyette & Woods, Inc. and Smith McKinnon, P.A.

The proposed transaction will be submitted to Century's shareholders for their consideration, and the merger is subject to approval by Century's shareholders and by applicable regulatory authorities. Seacoast will file a registration statement, including a proxy statement/prospectus

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and other relevant documents concerning the proposed transaction with the SEC.
Century's shareholders are urged to read the registration statement and the proxy statement/prospectus regarding the proposed transaction when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because these will contain important information. You will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Seacoast and Century at the SEC's Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, at www.seacoastbanking.net.

Seacoast and Century, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from Century's shareholders in connection with the merger. Information about the directors and executive officers of Seacoast and their ownership of Seacoast common stock is set forth in the proxy statement, dated March 11, 2004, for Seacoast's 2004 annual meeting of shareholders, as filed with the SEC on a Schedule 14A. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed transaction when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

Seacoast will host a conference call to discuss the acquisition and review its plans for this new market on Wednesday, December 1, 2004 at 11:00 A.M. Eastern Time. This conference call will be available by dialing (888) 806-9459 with the entry code of 605802. For those unable to listen to the live call, a replay will be available in the afternoon of December 1 until December 31, 2004 by dialing
(866) 219-1444 with the entry code of 628734. Slides used during the conference call may be accessed on the company website at www.seacoastbanking.net under "presentations".

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                                    * * * * *

             CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about the benefits of the merger between Seacoast and Century, including future financial and operating results, cost savings, enhanced revenues, and accretion to reported earnings that may be realized from the merger, as well as statements with respect to Seacoast's and Century's plans, objectives, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as "may," "will," "anticipate," "assume," "should," "indicate," "would," "believe," "contemplate," "expect," "estimate," "continue," "point to," "project," "could," "intend" or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic conditions; governmental monetary and fiscal policies, as well as legislative and regulatory changes; the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks and sensitivities; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses. The risks of mergers and acquisitions, include, without limitation: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses of Seacoast and Century will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; the risk of obtaining necessary governmental approvals of the merger on the proposed terms and schedule; the potential failure of Century's shareholders to approve the merger; increased competitive pressures and solicitations of Century's customers by competitors; as well as the difficulties and risks inherent in seeking to increase the volume of loans in the highly competitive Orlando market.

All written or oral forward looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2003 under "Special

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Cautionary Notice Regarding Forward-Looking Statements," and otherwise in our
SEC reports and filings. Such reports are available upon request from Seacoast, or from the Securities and Exchange Commission, including through the SEC's Internet website at http://www.sec.gov.

              OTHER IMPORTANT INFORMATION ABOUT THIS PRESS RELEASE

Century's shareholders are urged to read the proxy statement/prospectus regarding the proposed transaction when it becomes available, because it will contain important information about Seacoast, Century and the proposed transaction. Century's shareholders will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Seacoast and Century, without charge, at the SEC's Internet website at http://www.sec.gov. Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference into, or otherwise referred to in, the proxy statement/prospectus can also be obtained, without charge, by directing a written request to Seacoast Banking Corporation of Florida, 815 Colorado Avenue, Stuart, Florida 34994, Attention: Office of the Secretary, or to Century National Bank, 65 North Orange Avenue, Orlando, Florida 32801,
Attention: Officer of the Secretary.

The respective directors and executive officers of Seacoast and Century and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Seacoast's directors and executive officers is available in its proxy statement filed with the SEC by Seacoast on March 5, 2004, and information regarding Century's directors and executive officers can be obtained upon written request to Century as provided above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, shares of Seacoast's common stock, or the solicitation of any proxies from Century's shareholders.

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